EXHIBIT 32.2

BIOADAPTIVES INC.CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BioAdaptives Inc. (the Registrant) on Form 10-Q for the period ended March 31,2026 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, James E Keener, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Robert W. Ellis and will be retained by BioAdaptives Inc. and furnished to the Securities and Exchange Commission  or its staff upon request.

Dated: May 15, 2026	/s/James E Keener
James E Keener
Principal Accounting Officer